Exhibit 99.2

PBF Energy Prices Public Offering of 6,000,000 Shares of its Class A Common Stock

PARSIPPANY, N.J.—August 10, 2018—PBF Energy Inc. (NYSE:PBF) (“PBF Energy”) announced today that it has priced its previously announced underwritten public offering (the “Offering”) of 6 million shares of its Class A common stock for total gross proceeds of approximately $291 million. The underwriter of the Offering will have a thirty day option to purchase up to 900,000 additional shares. The Offering is expected to close on August 14, 2018, subject to customary closing conditions.

On August 2, 2018, PBF Energy announced a $0.30 per share dividend on outstanding Class A common stock, payable on August 30, 2018 to holders of record at the close of business on August 15, 2018. Settlement of shares purchased in this Offering will occur prior to the record date for this dividend and, as a result, purchasers in this Offering who are holders of record at the close of business on August 15, 2018 will be entitled to receive this dividend and will be responsible for any related tax obligation.

PBF Energy expects to use the net proceeds from the Offering to pursue strategic capital projects associated with optimizing its ability to process heavy sour feedstocks, increasing its clean product yield, and enhancing its system-wide operational reliability, which may include construction of a hydrogen plant facility at PBF Energy’s Delaware city refinery and restarting certain idle units at PBF Energy’s Chalmette refinery. In addition, net proceeds from this Offering, or a portion thereof, subject to the timing and execution of any potential strategic capital projects, may be used for general corporate purposes, including the repayment of indebtedness and funding working capital requirements.

RBC Capital Markets is acting as the sole underwriter for the Offering. A copy of the prospectus supplement and accompanying base prospectus relating to the Offering may be obtained, when available, by sending a request to RBC Capital Markets, LLC, Attn: Prospectus Department, 200 Vesey Street, 8th Floor, New York, NY 10281 or by calling (866) 375-6829 or emailing equityprospectus@rbccm.com. These documents may also be obtained free of charge when they are available from the Securities and Exchange Commission’s website (“SEC”) at www.sec.gov.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The Offering will be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The Offering is made pursuant to an effective shelf registration statement and prospectus filed by PBF Energy with the SEC.

Forward-Looking Statements

Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the company’s expectations with respect to the offering and the anticipated use of proceeds therefrom. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company’s control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements, including the possibility that the potential strategic capital projects may not be completed in the expected timeframe or at all. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company’s filings with the SEC, as well as the risks disclosed in PBF Logistics LP’s SEC filings and any impact PBF Logistics LP may have on the company’s credit rating, cost of funds, employees, customer and vendors; risk relating to the securities markets generally; and the impact of adverse market conditions affecting the company, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.

PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also currently indirectly owns the general partner and approximately 44% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

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Contacts:

Colin Murray (investors)

ir@pbfenergy.com

Tel: 973.455.7578

Michael C. Karlovich (media)

mediarelations@pbfenergy.com

Tel: 973.455.8994